Exhibit 99.1
For Release: Wednesday, Oct. 21, 2015, 7:30 a.m. EDT

GM Reports Third-Quarter Net Income of $1.4 Billion
and Record EBIT-Adjusted of $3.1 Billion

•	EPS of $0.84; EPS adjusted of $1.50, up 55 percent from a year ago

•	GM North America sets records for EBIT-adjusted and EBIT-adjusted margin

DETROIT - General Motors Co. (NYSE: GM) today announced third-quarter net income to common stockholders of $1.4 billion or $0.84 per diluted share, compared to $1.4 billion or $0.81 per diluted share a year ago. Improvement in operating performance during the quarter was offset by a net loss from special items.

Earnings per share adjusted for special items was $1.50, up 55 percent compared to the third quarter of 2014. Year to date through the third quarter, adjusted earnings per share was $3.63, up 96 percent compared to the prior year.

Third quarter earnings before interest and tax (EBIT) adjusted of $3.1 billion and EBIT-adjusted margin of 8.0 percent were both records for any quarter. These compare to EBIT-adjusted of $2.3 billion and an EBIT-adjusted margin of 5.8 percent in the third quarter of 2014.

“These results reflect our work to capitalize on our strengths in the U.S. and China, while taking decisive, proactive steps to mitigate challenges elsewhere," said GM CEO Mary Barra. “GM is a vastly different company today than just five years ago. We’re building a strong foundation, driving earnings growth in our core business and executing a plan to lead the future of personal mobility, all with the aim of creating shareholder value for years to come.”

Net income to common stockholders includes a net loss from special items of $1.5 billion before tax, or $0.66 per diluted share for the quarter. Special items included $0.9 billion related to a Deferred Prosecution Agreement reached with the U.S. Attorney’s Office for matters associated with the ignition switch recall, and approximately $0.6 billion for the settlement of certain civil actions involving 2014 product recalls, including the ignition switch recall.

Net revenue during the quarter was $38.8 billion compared to $39.3 billion in the third quarter of 2014. The change in net revenue is more than attributed to a negative net foreign currency exchange impact. Holding exchange rates constant, net revenue was $2.3 billion higher than the third quarter of 2014.

1

GM Results Overview (in billions except for per share amounts)

	Q3 2015	Q3 2014
Net Revenue	$38.8	$39.3
Net income attributable to common stockholders	$1.4	$1.4
Earnings per share (EPS) diluted	$0.84	$0.81
Impact of special items on EPS diluted	$(0.66)	$(0.16)
EPS diluted - adjusted	$1.50	$0.97
EBIT-adjusted	$3.1	$2.3
% EBIT-adjusted margin	8.0	5.8
Automotive net cash flow from operating activities	$2.6	$0.7
Adjusted automotive free cash flow	$0.8	$(0.8)
Return on Invested Capital (ROIC) - %	26.0	14.0

Segment EBIT-Adjusted Results

•
GM North America reported record levels for EBIT-adjusted of $3.3 billion, EBIT-adjusted margin of 11.8 percent and net revenue of $27.8 billion. This compares with EBIT-adjusted of $2.5 billion and EBIT-adjusted margin of 9.5 percent a year ago.

•	GM Europe reported EBIT-adjusted of $(0.2) billion compared with $(0.4) billion in the third quarter of 2014.

•	GM International Operations reported EBIT-adjusted of $0.3 billion, about equal to a year ago. Results included China equity income of $0.5 billion, which generated a 9.8 percent net income margin.

•	GM South America reported EBIT-adjusted of $(0.2) billion compared with approximately break-even results in the third quarter of 2014.

•	GM Financial reported earnings before tax of $0.2 billion, about equal to a year ago, and posted record net revenue of $1.7 billion.

Cash Flow and Liquidity

For the quarter, automotive cash flow from operating activities was $2.6 billion and adjusted automotive free cash flow was $0.8 billion. GM ended the quarter with very strong total automotive liquidity of $34.0 billion, and automotive cash and marketable securities of $21.9 billion.

Year-to-date through October 19, GM has returned approximately $4.6 billion of cash to shareholders through share repurchases of more than $2.9 billion and dividends of more than $1.6 billion.
“The third quarter was evidence of the earnings power of this company, as we continue to build on our track record for generating results and delivering on our financial commitments,” said Chuck Stevens, GM executive vice president and chief financial officer. “We expect our earnings to accelerate in the next several years, with double-digit earnings per share growth.”
General Motors Co. (NYSE:GM, TSX: GMM) and its partners produce vehicles in 30 countries, and the company has leadership positions in the world's largest and fastest-growing automotive markets. GM, its subsidiaries and joint venture entities sell vehicles under the Chevrolet, Cadillac, Baojun, Buick, GMC, Holden, Jiefang, Opel, Vauxhall and Wuling brands. More information on the company and its subsidiaries, including OnStar, a global leader in vehicle safety, security and information services, can be found at http://www.gm.com.

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CONTACTS:

Media: Tom Henderson GM Finance Communications 313-410-2704 tom.e.henderson@gm.com	Investors: Randy Arickx GM Investor Relations 313-268-7070 randy.c.arickx@gm.com

Forward-Looking Statements
In this press release, our use of the words “plans,” “anticipated,” “goals,” “expect,” “anticipate,” “possible,” “target,” “believe,” “commit,” “intend” “continue,” “may,” “would,” “could,” “should,” “project,” “appears,” “potential,” “projected,” “on track,” “upside,” “positioned,” “outlook” or similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. We believe these judgments are reasonable, but these statements are not guarantees of any events or financial results, and our actual results may differ materially due to a variety of important factors. Among other items, such factors may include: our ability to realize production efficiencies and to achieve reductions in costs as a result of our restructuring initiatives and labor modifications; our ability to maintain quality control over our vehicles and avoid material vehicle recalls and the cost and effect on our reputation of product recalls; our ability to maintain adequate financing sources, including as required to fund our planned significant investment in new technology; the ability of our suppliers to timely deliver parts, components and systems; our ability to realize successful vehicle applications of new technology; overall strength and stability of our markets, particularly outside of North America and China; costs and risks associated with litigation and government investigations including those related to our various recalls and risks, consequences and costs associated with failure to comply with the deferred prosecution agreement; our ability to negotiate a successful new collective bargaining agreement with the UAW and avoid any costly work stoppage; our ability to remain competitive and our ability to continue to attract new customers, particularly for our new products. GM’s most recent reports on Form 10-K and Form 10-Q provide information about these and other factors, which we may revise or supplement in future reports to the Securities and Exchange Commission.

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Exhibit 1

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The accompanying tables and charts include earnings before interest and taxes adjusted for special items, presented net of noncontrolling interests (EBIT-adjusted), return on invested capital (ROIC) and Automotive adjusted free cash flow. These metrics are not prepared in accordance with Accounting Principles Generally Accepted in the United States of America (U.S. GAAP) and have not been audited or reviewed by GM's independent auditors. EBIT-adjusted, ROIC and Automotive adjusted free cash flow are considered non-GAAP financial measures.

Management uses EBIT-adjusted to review the operating results of its automotive segments because it excludes interest income, interest expense and income taxes as well as certain additional adjustments. GM Financial uses income before income taxes-adjusted because management believes interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

Management uses ROIC to review investment and capital allocation decisions. GM defines ROIC as EBIT-adjusted for the trailing four quarters divided by average net assets, which is considered to be the average equity balances adjusted for certain assets and liabilities during the same period.

Management uses adjusted free cash flow to review the liquidity of its automotive operations. GM measures adjusted free cash flow as cash flow from operations less capital expenditures adjusted for management actions, primarily related to strengthening its balance sheet, such as accrued interest on prepayments of debt and voluntary contributions to employee benefit plans.

Management uses these non-GAAP measures in its financial and operational decision making processes, for internal reporting and as part of its forecasting and budgeting processes as they provide additional transparency of GM's core operations. These measures allow management to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions.

GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the reconciliation of EBIT-adjusted to its most comparable U.S. GAAP measure, Net income attributable to stockholders (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Operating segments
GM North America (GMNA)	$3,293	$2,452	$8,255	$4,394
GM Europe (GME)	(231)	(387)	(515)	(976)
GM International Operations (GMIO)	269	259	989	826
GM South America (GMSA)	(217)	(32)	(575)	(269)
General Motors Financial Company, Inc. (GM Financial)(a)	231	205	670	684
Total operating segments(b)	3,345	2,497	8,824	4,659
Corporate and eliminations	(249)	(234)	(775)	(579)
EBIT-adjusted	3,096	2,263	8,049	4,080
Special items	(1,500)	(321)	(3,157)	(2,027)
Automotive interest income	40	50	130	155
Automotive interest expense	(112)	(96)	(330)	(299)
Gain on extinguishment of debt	—	2	—	2
Income tax benefit (expense)	(165)	(427)	(1,271)	51
Net income attributable to stockholders	$1,359	$1,471	$3,421	$1,962
__________

(a)	GM Financial amounts represent income before income taxes-adjusted.

(b)	GM's automotive operations' interest income, interest expense and income tax benefit (expense) are recorded centrally in Corporate.

In the three months ended September 30, 2015 special items consisted of charges for various legal matters of approximately $1.5 billion related to the ignition switch recall in Corporate.

In the nine months ended September 30, 2015 special items consisted of net insurance recoveries related to flood damage of $36 million in GMNA; costs related to the change in business model in Russia of $354 million in GME and $96 million in GMIO, which is net of noncontrolling interests; asset impairment charges of $297 million related to Thailand subsidiaries in GMIO; Venezuela currency devaluation of $604 million and asset impairment charges of $116 million related to Venezuela subsidiaries in GMSA; and charges related to the ignition switch recall including the compensation program of $225 million and various legal matters of approximately $1.5 billion in Corporate.

In the three months ended September 30, 2014 special items consisted of charges related to flood damage of $132 million in GMNA; and property and intangible asset impairment charges of $194 million related to Russian subsidiaries in GME.

In the nine months ended September 30, 2014 special items consisted of a catch-up adjustment related to the change in estimate for recall campaigns of $874 million and charges related to flood damage of $132 million in GMNA; property and intangible asset impairment charges of $194 million related to Russian subsidiaries in GME; Venezuela currency devaluation of $419 million in GMSA; and a charge related to the ignition switch recall compensation program of $400 million in Corporate.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following table summarizes the calculation of ROIC (dollars in billions):

	Four Quarters Ended
	September 30, 2015	September 30, 2014
EBIT-adjusted	$10.5	$6.0
Average equity	$35.9	$43.0
Add: Average automotive debt and interest liabilities (excluding capital leases)	8.3	6.3
Add: Average automotive net pension & OPEB liability	29.2	25.5
Less: Average fresh start accounting goodwill		(0.1)
Less: Average net automotive income tax asset	(33.1)	(31.9)
ROIC average net assets	$40.3	$42.8
ROIC	26.0%	14.0%

The following table summarizes the reconciliation of Automotive adjusted free cash flow to Automotive net cash provided by operating activities (dollars in millions):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Automotive adjusted free cash flow	$828	$(845)	$2,500	$1,347
Less: Adjustments	—	53	—	53
Capital expenditures	1,815	1,642	5,260	5,052
Automotive net cash provided by operating activities	$2,643	$744	$7,760	$6,346

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2015
Net sales and revenue	$27,794	$4,556	$3,016	$1,738	$36		$37,140	$1,707	$(4)	$38,843
Expenditures for property	$1,352	$210	$83	$115	$55	$—	$1,815	$20	$—	$1,835
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,009	$139	$117	$56	$4	$(1)	$1,324	$657	$—	$1,981
Equity income(a)	$5	$—	$467	$—	$—	$—	$472	$30	$—	$502
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Three Months Ended September 30, 2014
Net sales and revenue	$25,816	$5,226	$3,716	$3,202	$39		$37,999	$1,261	$(5)	$39,255
Expenditures for property	$1,219	$194	$111	$91	$27	$—	$1,642	$22	$—	$1,664
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$1,023	$282	$206	$92	$20	$(1)	$1,622	$248	$—	$1,870
Equity income(a)	$5	$2	$490	$—	$—	$—	$497	$—	$—	$497
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2015
Total net sales and revenue	$78,951	$13,992	$9,181	$5,939	$111		$108,174	$4,576	$(15)	$112,735
Expenditures for property	$3,775	$702	$372	$350	$61	$—	$5,260	$64	$—	$5,324
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$3,143	$378	$643	$239	$12	$(3)	$4,412	$1,496	$—	$5,908
Equity income(a)	$15	$1	$1,477	$—	$—	$—	$1,493	$86	$—	$1,579
	GMNA	GME	GMIO	GMSA	Corporate	Eliminations	Total Automotive	GM Financial	Eliminations	Total
Nine Months Ended September 30, 2014
Total net sales and revenue	$75,891	$16,820	$10,548	$9,404	$113		$112,776	$3,549	$(13)	$116,312
Expenditures for property	$3,567	$587	$583	$216	$107	$(8)	$5,052	$37	$—	$5,089
Depreciation, amortization and impairment of long-lived assets and finite-lived intangible assets	$3,336	$506	$482	$297	$55	$(3)	$4,673	$623	$—	$5,296
Equity income(a)	$14	$7	$1,604	$—	$—	$—	$1,625	$—	$—	$1,625
__________

(a)
Includes automotive China joint venture equity income of $463 million and $484 million in the three months ended September 30, 2015 and 2014 and $1,485 million and $1,555 million in the nine months ended September 30, 2015 and 2014.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Vehicle Sales

GM presents both wholesale and retail vehicle sales data to assist in the analysis of its revenue and market share. GM does not currently export vehicles to Cuba, Iran, North Korea, Sudan or Syria. Accordingly, these countries are excluded from industry sales data in the tables below and corresponding calculations of its market share.

Wholesale Vehicle Sales

Wholesale vehicle sales data, which represents sales directly to dealers and others, is the measure that correlates GM's revenue from the sale of vehicles, which is the largest component of automotive Net sales and revenue. Wholesale vehicle sales exclude vehicles produced by joint ventures. In the nine months ended September 30, 2015, 48.4% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes total wholesale vehicle sales of new vehicles by automotive segment (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
GMNA	938	834	2,645	2,471
GME	276	273	847	869
GMIO	146	159	431	478
GMSA	142	218	435	637
Worldwide	1,502	1,484	4,358	4,455

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

Retail Vehicle Sales and Market Share

Retail vehicle sales data, which represents sales to the end customers based upon the good faith estimates of management, including fleets, does not correlate directly to the revenue GM recognizes during the period. However, retail vehicle sales data is indicative of the underlying demand for GM vehicles. Market share information is based primarily on retail vehicle sales volume. In countries where end customer data is not readily available other data sources, such as wholesale or forecast volumes, are used to estimate retail vehicle sales.

Retail vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on the percentage of ownership in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicles sales on non-GM trademarked vehicles by those joint ventures. Retail vehicle sales data includes vehicles sold through the dealer registration channel. This sales channel consists primarily of dealer demonstrator, loaner and self-registered vehicles (primarily in Europe). These vehicles are not eligible to be sold as new vehicles after being registered by dealers. Certain fleet sales that are accounted for as operating leases are included in retail vehicle sales at the time of delivery to the daily rental car companies. The following table summarizes total retail sales volume, or estimated sales volume where retail sales volume is not available, of new vehicles by geographic region (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
United States
Chevrolet - Cars	182	212	590	688
Chevrolet - Trucks	239	205	649	555
Chevrolet - Crossovers	121	98	358	300
Cadillac	45	46	126	128
Buick	61	57	168	171
GMC	146	134	409	366
Total United States	794	752	2,300	2,208
Canada, Mexico and Other	137	133	385	351
Total North America	931	885	2,685	2,559
Europe
Opel/Vauxhall	268	253	850	817
Chevrolet	20	32	48	141
Total Europe	288	285	898	958
Asia/Pacific, Middle East and Africa
Chevrolet	259	330	849	976
Wuling	318	391	1,113	1,237
Buick	238	221	686	671
Baojun	122	44	304	82
Cadillac	19	20	60	57
Other	49	57	154	190
Total Asia/Pacific, Middle East and Africa	1,005	1,063	3,166	3,213
South America(a)	150	217	486	642
Total Worldwide	2,374	2,450	7,235	7,372
__________

(a)	Primarily Chevrolet.

General Motors Company and Subsidiaries
Supplemental Material
(Unaudited)

The wholesale vehicle sales at GM's China joint ventures presented in the following table are included in GM's retail vehicle sales on the preceding page (vehicles in thousands):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
SAIC General Motors Sales Co., Ltd.	373	409	1,158	1,229
SAIC-GM-Wuling Automobile Co., Ltd. and FAW-GM Light Duty Commercial Vehicle Co., Ltd.	441	441	1,418	1,352

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Market Share
United States - Cars	11.5%	13.3%	12.3%	14.3%
United States - Trucks	25.2%	24.3%	24.4%	22.9%
United States - Crossovers	17.2%	16.6%	17.6%	17.1%
Total United States	17.1%	17.3%	17.2%	17.4%
Total North America	16.6%	16.8%	16.7%	16.9%
Total Europe	6.3%	6.5%	6.2%	6.9%
Total Asia/Pacific, Middle East and Africa	10.2%	10.5%	10.1%	10.1%
Total South America	14.1%	16.4%	15.3%	16.4%
Total Worldwide	11.2%	11.6%	11.1%	11.4%

% Total U.S. Fleet Mix	17.7%	22.4%	22.8%	24.9%

North America Capacity Two Shift Utilization	105.3%	101.9%	105.1%	105.5%

General Motors Company and Subsidiaries
Consolidating Income Statements
(In millions)
(Unaudited)

	Three Months Ended September 30, 2015				Three Months Ended September 30, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$37,140	$—	$—	$37,140	$37,999	$—	$—	$37,999
GM Financial	—	1,707	(4)	1,703	—	1,261	(5)	1,256
Total net sales and revenue	37,140	1,707	(4)	38,843	37,999	1,261	(5)	39,255
Costs and expenses
Automotive cost of sales	32,060	—	(2)	32,058	34,058	—	(4)	34,054
GM Financial interest, operating and other expenses	—	1,506	—	1,506	—	1,053	—	1,053
Automotive selling, general and administrative expense	4,282	—	—	4,282	2,921	—	—	2,921
Total costs and expenses	36,342	1,506	(2)	37,846	36,979	1,053	(4)	38,028
Operating income	798	201	(2)	997	1,020	208	(1)	1,227
Automotive interest expense	114	—	(2)	112	97	—	(1)	96
Interest income and other non-operating income, net	119	—	—	119	239	—	—	239
Gain on extinguishment of debt	—	—	—	—	2	—	—	2
Equity income	472	30	—	502	497	—	—	497
Income before income taxes	1,275	231	—	1,506	1,661	208	—	1,869
Income tax expense	159	6	—	165	385	42	—	427
Net income	1,116	225	—	1,341	1,276	166	—	1,442
Net loss attributable to noncontrolling interests	18	—	—	18	29	—	—	29
Net income attributable to stockholders	$1,134	$225	$—	$1,359	$1,305	$166	$—	$1,471

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
Net sales and revenue
Automotive	$108,174	$—	$—	$108,174	$112,776	$—	$—	$112,776
GM Financial	—	4,576	(15)	4,561	—	3,549	(13)	3,536
Total net sales and revenue	108,174	4,576	(15)	112,735	112,776	3,549	(13)	116,312
Costs and expenses
Automotive cost of sales	95,337	—	(8)	95,329	104,042	—	(10)	104,032
GM Financial interest, operating and other expenses	—	3,992	—	3,992	—	2,854	—	2,854
Automotive selling, general and administrative expense	10,376	—	—	10,376	9,205	—	—	9,205
Total costs and expenses	105,713	3,992	(8)	109,697	113,247	2,854	(10)	116,091
Operating income (loss)	2,461	584	(7)	3,038	(471)	695	(3)	221
Automotive interest expense	337	—	(7)	330	302	—	(3)	299
Interest income and other non-operating income, net	373	—	—	373	409	—	—	409
Gain on extinguishment of debt	—	—	—	—	2	—	—	2
Equity income	1,493	86	—	1,579	1,625	—	—	1,625
Income before income taxes	3,990	670	—	4,660	1,263	695	—	1,958
Income tax expense (benefit)	1,151	120	—	1,271	(258)	207	—	(51)
Net income	2,839	550	—	3,389	1,521	488	—	2,009
Net (income) loss attributable to noncontrolling interests	32	—	—	32	(47)	—	—	(47)
Net income attributable to stockholders	$2,871	$550	$—	$3,421	$1,474	$488	$—	$1,962

General Motors Company and Subsidiaries
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Nine Months Ended
	September 30, 2015	September 30, 2014	September 30, 2015	September 30, 2014
Basic earnings per share
Net income attributable to common stockholders	$1,359	$1,384	$3,421	$1,699
Weighted-average common shares outstanding	1,577	1,612	1,597	1,603
Basic earnings per common share	$0.86	$0.86	$2.14	$1.06
Diluted earnings per share
Net income attributable to common stockholders – diluted	$1,357	$1,376	$3,418	$1,677
Weighted-average common shares outstanding – diluted	1,618	1,691	1,655	1,690
Diluted earnings per common share	$0.84	$0.81	$2.07	$0.99

General Motors Company and Subsidiaries
Consolidating Balance Sheets
(In millions)
(Unaudited)

	September 30, 2015				December 31, 2014
	Automotive	GM Financial	Eliminations	Consolidated	Automotive	GM Financial	Eliminations	Consolidated
ASSETS
Current Assets
Cash and cash equivalents	$13,831	$1,602	$—	$15,433	$15,980	$2,974	$—	$18,954
Marketable securities	8,029	—	—	8,029	9,222	—	—	9,222
Restricted cash and marketable securities	129	1,390	—	1,519	136	1,202	—	1,338
Accounts and notes receivable, net	11,120	676	(1,310)	10,486	9,396	788	(1,106)	9,078
GM Financial receivables, net	—	17,403	(186)	17,217	—	16,705	(177)	16,528
Inventories	14,368	—	—	14,368	13,642	—	—	13,642
Equipment on operating leases, net	4,596	—	—	4,596	3,564	—	—	3,564
Deferred income taxes	8,757	451	—	9,208	9,440	320	—	9,760
Other current assets	1,172	312	1	1,485	1,410	174	—	1,584
Total current assets	62,002	21,834	(1,495)	82,341	62,790	22,163	(1,283)	83,670
Non-current Assets
Restricted cash and marketable securities	55	538	—	593	67	868	—	935
GM Financial receivables, net	—	17,671	—	17,671	—	16,006	—	16,006
Equity in net assets of nonconsolidated affiliates	7,894	978	—	8,872	8,350	—	—	8,350
Property, net	29,174	207	—	29,381	27,570	173	—	27,743
Goodwill and intangible assets, net	4,637	1,446	—	6,083	4,945	1,465	—	6,410
GM Financial equipment on operating leases, net	—	16,915	—	16,915	—	7,060	—	7,060
Deferred income taxes	25,051	(252)	—	24,799	25,439	(25)	—	25,414
Other assets	2,447	355	(457)	2,345	2,573	151	(635)	2,089
Total non-current assets	69,258	37,858	(457)	106,659	68,944	25,698	(635)	94,007
Total Assets	$131,260	$59,692	$(1,952)	$189,000	$131,734	$47,861	$(1,918)	$177,677
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)	$25,257	$1,079	$(1,148)	$25,188	$22,463	$716	$(650)	$22,529
Short-term debt and current portion of long-term debt
Automotive	990	—	(349)	641	1,131	—	(631)	500
GM Financial	—	16,361	—	16,361	—	14,488	—	14,488
Accrued liabilities	29,308	1,241	—	30,549	27,444	741	(1)	28,184
Total current liabilities	55,555	18,681	(1,497)	72,739	51,038	15,945	(1,282)	65,701
Non-current Liabilities
Long-term debt
Automotive	8,503	—	—	8,503	8,910	—	—	8,910
GM Financial	—	31,898	—	31,898	—	22,943	—	22,943
Postretirement benefits other than pensions	5,959	—	—	5,959	6,229	—	—	6,229
Pensions	21,514	104	—	21,618	23,676	112	—	23,788
Other liabilities	12,181	1,422	(455)	13,148	13,396	1,322	(636)	14,082
Total non-current liabilities	48,157	33,424	(455)	81,126	52,211	24,377	(636)	75,952
Total Liabilities	103,712	52,105	(1,952)	153,865	103,249	40,322	(1,918)	141,653
Equity
Common stock	16	—	—	16	16	—	—	16
Additional paid-in capital	27,744	—	—	27,744	28,937	—	—	28,937
Retained earnings	6,369	8,543	—	14,912	6,604	7,973	—	14,577
Accumulated other comprehensive loss	(7,078)	(956)	—	(8,034)	(7,639)	(434)	—	(8,073)
Total stockholders’ equity	27,051	7,587	—	34,638	27,918	7,539	—	35,457
Noncontrolling interests	497	—	—	497	567	—	—	567
Total Equity	27,548	7,587	—	35,135	28,485	7,539	—	36,024
Total Liabilities and Equity	$131,260	$59,692	$(1,952)	$189,000	$131,734	$47,861	$(1,918)	$177,677

General Motors Company and Subsidiaries
Consolidating Statements of Cash Flows
(In millions)
(Unaudited)

	Nine Months Ended September 30, 2015				Nine Months Ended September 30, 2014
	Automotive	GM Financial	Reclassification(a)	Consolidated	Automotive	GM Financial	Reclassification(a)	Consolidated
Net cash provided by operating activities	$7,760	$2,184	$(475)	$9,469	$6,346	$1,382	$(834)	$6,894
Cash flows from investing activities
Expenditures for property	(5,260)	(64)	—	(5,324)	(5,052)	(37)	—	(5,089)
Available-for-sale marketable securities, acquisitions	(6,868)	—	—	(6,868)	(6,203)	—	—	(6,203)
Trading marketable securities, acquisitions	(1,028)	—	—	(1,028)	(1,426)	—	—	(1,426)
Available-for-sale marketable securities, liquidations	7,485	—	—	7,485	5,242	—	—	5,242
Trading marketable securities, liquidations	1,441	—	—	1,441	1,696	—	—	1,696
Acquisition of companies/investments, net of cash acquired	(4)	(924)	—	(928)	(5)	(46)	—	(51)
Proceeds from sale of business units/investments, net of cash disposed	—	—		—		—		—
Increase in restricted cash and marketable securities	(148)	(451)	—	(599)	(199)	(473)	—	(672)
Decrease in restricted cash and marketable securities	95	215	—	310	82	286	—	368
Purchases of finance receivables	—	(13,576)	475	(13,101)	—	(11,658)	834	(10,824)
Principal collections and recoveries on finance receivables	—	8,718	—	8,718	—	8,124	—	8,124
Purchases of leased vehicles, net	—	(11,036)	—	(11,036)	—	(3,169)	—	(3,169)
Proceeds from termination of leased vehicles	—	662	—	662	—	395	—	395
Other investing activities	65	24		89	188	(4)		184
Net cash used in investing activities	(4,222)	(16,432)	475	(20,179)	(5,677)	(6,582)	834	(11,425)
Cash flows from financing activities
Net increase (decrease) in short-term debt	(52)	539	—	487	(23)	(913)	—	(936)
Proceeds from issuance of debt (original maturities greater than three months)	162	24,654	—	24,816	598	21,250	—	21,848
Payments on debt (original maturities greater than three months)	(225)	(12,098)	—	(12,323)	(619)	(14,907)	—	(15,526)
Payments to purchase stock	(2,888)	—	—	(2,888)	(168)	—	—	(168)
Dividends paid	(1,678)	—	—	(1,678)	(1,781)	—	—	(1,781)
Other financing activities	54	(124)	—	(70)	30	(107)	—	(77)
Net cash provided by (used in) financing activities	(4,627)	12,971	—	8,344	(1,963)	5,323	—	3,360
Effect of exchange rate changes on cash and cash equivalents	(1,001)	(154)	—	(1,155)	(748)	(42)	—	(790)
Net transactions with Automotive/GM Financial	(59)	59	—	—	(362)	362	—	—
Net increase (decrease) in cash and cash equivalents	(2,149)	(1,372)	—	(3,521)	(2,404)	443	—	(1,961)
Cash and cash equivalents at beginning of period	15,980	2,974	—	18,954	18,947	1,074	—	20,021
Cash and cash equivalents at end of period	$13,831	$1,602	$—	$15,433	$16,543	$1,517	$—	$18,060
_____

(a)	Reclassification of purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.